Exhibit 10(a)


                             FURNITURE BRANDS
                           1992 STOCK OPTION PLAN

     1.   Objectives of the Plan

         The Furniture Brands 1992 Stock Option Plan (the Plan ) of Furniture Brands International, Inc. (the Corporation ) is intended to encourage and provide opportunities for ownership of the Corporation s Common Stock by such key employees (including officers) of the Corporation and any subsidiaries of the Corporation as the Board of Directors of the Corporation (the
      Board ) or a committee thereof constituted for this purpose may from time to time determine. The Plan is also intended to provide incentives for such employees to put forth maximum efforts for the successful operation of the Corporation and its subsidiaries. By extending to such key employees the opportunity to acquire proprietary interests in the Corporation and to participate in its success, the Plan may be expected to benefit the Corporation and its shareholders by making it possible for the Corporation and its subsidiaries to attract and retain the best available talent and by providing such key employees with added incentives to increase the value of the Corporation s stock.

     2.   Stock Subject to the Plan

          There are reserved for issue under the Plan 5,500,000 shares of the Common Stock, without nominal or par value, of the Corporation (the Shares ). Such Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Corporation.

     3.   Administration

           Subject to the express provisions of the Plan, the Plan shall be administered by the Executive Compensation and Stock Option Committee of the Board (the Committee ), and the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options, if any, shall be granted, the type of option to be granted (e.g., qualified or nonqualified) and the number of
     Shares to be subject to an option.   Subject to the express
     provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations regarding it, and to take whatever action is necessary to carry out the purposes of the Plan. The
     Committee s determinations on matters referred to in this Section 3 shall be conclusive.

     4.   The Committee

           The Committee shall consist of three or more members of the Board. The Committee shall be appointed by the Board, which may from time to time designate the number to serve on the Committee, appoint members of the Committee in substitution for members previously appointed and fill vacancies, however caused, in the Committee. No member of the Board while a member of the Committee shall be eligible to receive an option under the Plan. The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of the members shall constitute a quorum. Any determination reduced to writing and signed by all the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     5.   Eligibility

          Options may be granted only to key employees (which term as used herein includes officers) of the Corporation and of its subsidiary corporations (the subsidiaries ) as the term subsidiary corporation is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, (the Code ). For the purposes of the Plan the term employee shall be an individual with an employment relationship as defined in Section 421 (Regs. Section 1.421-7(h)) of the Code. A member of the Board or of the board of directors of a subsidiary who is not also an employee of the Corporation or of one of its subsidiaries shall not be eligible to receive an option. Nothing contained in the Plan shall be construed to limit the right of the Corporation to grant options otherwise than under the Plan in connection with
     (i) the employment of any person,(ii) the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of another corporation, firm or association, including grants to employees thereof who become employees of the Corporation or a subsidiary, or (iii) other proper corporate purposes.

     6.   Nonqualified Stock Options

          Unless it is designated a qualified option by the Committee, any option granted under the Plan shall be nonqualified and shall be in such form as the Committee may from time to time approve. Any such nonqualified option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

          (a) Option Price. The per share purchase price of Shares purchasable under an option shall be determined by the Committee in accordance with procedures established by the Committee;

     provided however, that except for options granted to replace pre-existing compensation or benefit programs, in no event shall more than 10% of the shares reserved for issue under the Plan be the subject of (i) options granted at less than fair market value on the date of grant, and (ii) new options substituted for previously granted options having higher option prices as provided for in Section 9 hereof.

          (b) Option Period. The term of option shall be fixed by the Committee, but no option shall be exercisable after the expiration of ten years from the date the option is granted.

          (c) Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant; no option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the option. The proceeds of sale of Shares subject to option are to be added to the general funds of the Corporation. Except as provided in Subsections (f), (g) and (h) of this Section 6, no option may be exercised at any time unless the holder is then a regular employee of the Corporation or a subsidiary and has continuously remained an employee at all times since the date of granting of the option. If any option granted under the Plan shall expire or terminate for any reason without ever having been exercised in full, the unissued shares subject thereto shall again be available for the purposes of the Plan.

          (d) Method of Exercise. Options which are exercisable may be exercised in whole or in part at any time during the option period, by completing and delivering to the Corporation an option exercise form provided by the Corporation specifying the number of Shares to be purchased. Such form shall be accompanied by payment in full of the purchase price in cash. No Shares shall be issued until full payment therefor has been made.

          (e) Nontransferability of Options. No option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such options shall be exercisable, during the optionee s lifetime, only by the optionee, provided, however, that with respect to options granted on or after January 29, 1999, the Committee may, in its sole discretion, authorize all or a portion of the options granted to an optionee to be on terms which permit transfer to: (i) the spouse, children or grandchildren of the optionee ( Immediate Family Members ), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, or (iii) a partnership in which Immediate Family Members are the only partners, provided that subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.

          (f) Termination by Reason of Death. If an optionee s employment by the Corporation or any subsidiary terminates by reason of death, as to those Shares with respect to which the option had become exercisable (under the provisions of the particular option) on the date of death, the stock option may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, during a period of six months from the date of such death or until the expiration of the stated period of the option, whichever period is the shorter.

         (g) Termination by Reason of Retirement or Permanent Disability. If an optionee s employment by the Corporation or any subsidiary terminates by reason of retirement or permanent disability, as to those Shares with respect to which the option had become exercisable (under the provisions of the particular option) on the date of termination of employment, any stock option held by such optionee may thereafter be exercised during a period of three months from the date of such termination of employment or the expiration of the stated period of the option, whichever period is the shorter; provided, however, that if the optionee dies within such three-month period, any unexercised stock option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of six months from the date of such death or for the stated period of the option, whichever period is the shorter.

          (h) Other Termination. If an optionee s employment terminates for any reason other than death, permanent disability, or retirement, as to those Shares with respect to which the option had become exercisable (under the provisions of the particular option) on the date of termination of employment, any option held by such optionee may thereafter be exercised during a period of one month from the date of such termination of employment or the expiration of the stated period of the option, whichever period is shorter; provided, however, that if the optionee dies within such one-month period, any unexercised option held by such optionee shall thereafter be exercisable to the extent to which is was exercisable at the time of death for a period of six months from the date of such death or for the stated period of the option, whichever period is the shorter.

          (i) Option Buyout. The Committee may at any time offer to repurchase an option (other than an option which has been held for less than six months by an optionee who is subject to Section 16(b) of the Securities Exchange Act of 1934) based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

          (j) Special Provisions Governing Options Granted on or after January 29, 1999. Notwithstanding the provisions of Sections 6(f), 6(g) and 6(h), above, the following provisions will apply to the exercise of options granted on or after January 29, 1999 ( 1999 Options ):





           (1) If an optionee s employment terminates by reason of retirement, that optionee may exercise any 1999 Option at any time within three (3) years after such termination, but only to the extent the optionee was entitled to exercise at the date of such termination, and in any event not after the expiration of the stated period of the 1999 Option; provided however, that the Committee may, at or subsequent to grant, establish such longer or shorter period as it may determine in its discretion, but in any event not longer than five (5) years nor shorter than one (1) year after the date of such termination. For purposes of this Plan, retirement is defined as termination of service with Furniture Brands at or after attainment of age 55 with not less than ten years of service.

         (2) If an optionee s employment terminates by reason of disability, that optionee may exercise any 1999 Option at any time within one (1) year after such termination, but only to the extent the optionee was entitled to exercise at the date of such termination, and in any event not after the expiration of the stated period of the 1999 Option. For purposes of this Plan, disability means the incapacity to attend to and perform effectively one s duties and responsibilities which continues for at least 26 weeks after its commencement, as determined by a physician selected by Furniture Brands. A person shall be considered disabled only if he or she furnishes such proof of disability as the Committee may require.

        (3) If an optionee s employment terminates by reason of death while he or she is employed by Furniture Brands, or within three (3) months after termination of such employment (or one (1) year in the case of the termination of employment or service by reason of disability, or five (5) years in the case of termination of employment or service by reason of retirement), any 1999 Option held by an optionee may be exercised by a legatee or legatees under the optionee s last will, or by personal representatives or distributees, at any time within one (1) year after death, but only to the extent that the optionee was entitled to exercise at the date of such death, and in any event not after the expiration of the stated period of the 1999 Option.

         (4) If an optionee s employment terminates for any reason other than retirement, disability or death, that optionee may exercise any 1999 Option at any time within three (3) months after such termination, but only to the extent the optionee was entitled to exercise at the date of such termination, and in any event not after the expiration of the stated period of the 1999 Option.

     7.   Qualified Stock Options

          Any option granted under the Plan shall, at the discretion of the Committee, qualify as an incentive stock option as defined in Section 422(b) of the Code and shall be in such form as the Committee may from time to time approve. Any such qualified





     option shall be subject to the following terms and conditions in addition to those set forth in Section 6 and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

          (a) Eligibility. Incentive stock options shall not be granted to any individual who, at the time the option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or its parent corporation (as the term parent corporation is defined in Section 424(e) of the Code) or the subsidiaries unless: l) the option price is at least 110% of the fair market value of the stock subject to the option and 2) the option states that it is not exercisable after the expiration of five years from the date of its grant.

           (b) Limitation on Exercise of Options. The maximum aggregate fair market value (determined at the time an option is granted) of the Shares with respect to which qualified options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its parent corporation and subsidiaries) shall not exceed $100,000. If the provisions of this Section limit the exercisability of certain qualified options which would otherwise become exercisable on account of termination of employment or a change of control, the Committee, in its sole discretion, shall determine the times at which such qualified options become exercisable so that the provisions of this Section 7(b) are not violated; provided that in no event shall any qualified option be exercisable more than ten (10) years from the date of granting thereof (five (5) years in the case of qualified options granted to ten percent shareholders (described in Section 7(a)).

     8.   Adjustment Upon Changes in Capitalization, Etc.

           The aggregate number and class of shares reserved under the Plan, the number and class of shares subject to each option granted pursuant to the Plan and/or the option price per share payable under each such option shall be appropriately and equitably adjusted in the event of: any reclassification or increase or decrease in the number of the issued Shares of the Corporation by reason of a split-up or consolidation of Shares; the payment of a stock dividend; a recapitalization; a combination or exchange of Shares; a spin-off; or any like capital adjustment.

           If the Corporation shall be reorganized or shall be merged into or consolidated with any other corporation, each option, if any, then outstanding under the Plan shall thereafter apply to such number and kind of securities as would have been issuable by reason of such reorganization, merger or consolidation to a holder of the number of Shares which were subject to the option, if any, immediately prior to such reorganization, merger or consolidation.





          In the event of the proposed dissolution or liquidation of the Corporation or in the event of a proposed sale of substantially all of the assets of the Corporation, each option, if any, outstanding under the Plan shall terminate as of a date to be fixed by the Committee and approved by the Board upon not less than thirty days written notice to the optionee; provided, however, that any option granted at least six months prior to such event, if any, of any optionee who has been an employee for one year or more prior to the date of such notice shall be accelerated and such optionee shall be entitled to exercise such option, in whole or in part, without regard to any installment provision of the option, and provided further that said exercise shall be made prior to the termination date fixed in said notice.

          All adjustments under this Section 8 shall be made by the Committee, subject to the approval of the Board, which action shall be final and conclusive.

          Anything to the contrary notwithstanding, upon a Change of Control(as hereinafter defined) which occurs after the first anniversary of the Effective Date (as defined in Section 12), each option granted at least six months prior to such Change of Control shall become immediately exercisable in full. As used herein, Change of Control shall mean any of the following events which occur more than one year after the first anniversary of the Effective Date:

          (a) The acquisition (other than from the Corporation) by any person, entity or group , within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the
      Exchange Act ), excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding Shares or the combined voting power of the Corporation s then outstanding voting securities entitled to vote generally in the election of directors; or

          (b) Individuals who, as of the first anniversary of the Effective Date, constitute the Board (as of such date, the
      Incumbent Board ), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the first anniversary of the Effective Date whose election, or nomination for election by the Corporation s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14 all of Regulation 14A promulgated under the Exchange Act) shall be considered as though such person were a member of the Incumbent Board; or





          (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company s then outstanding voting securities, or a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation.

     9.   Amendments and Termination

          The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee under an option without the optionee s consent, or which without the approval of the stockholders would: except as is provided in Section 8 of the Plan, increase the total number of Shares reserved for the purpose of the Plan; decrease the option price of any option to less than 100% of the fair market value on the date of the granting of the option; change the employees or class of employees eligible to participate in the Plan; or extend the maximum option period under Section 6(b) of the Plan.

          The Committee may amend the terms of any option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any optionee without the consent of the optionee. The Committee may also substitute new options for previously granted options, including substitution for previously granted options having higher option prices, subject to the limitation set forth in Section 6(a) hereof.

     10.  General Provisions

           (a) The Committee may require each person purchasing Shares pursuant to an option under the Plan to represent to and agree with the Corporation in writing that the optionee is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

            (b) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.





           (c) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     11.  Taxes

            Following exercise of an option, the optionee shall, no later than the date as of which an amount related to the option exercise first becomes includable in the gross income of the optionee for federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Corporation regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount and the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee.

     12.   Effective Date of Plan

             This Plan shall be effective on the effective date of the Joint Plan of Reorganization of the Corporation and its subsidiaries ( Effective Date ). However, no option granted under this Plan may be exercised in whole or in part until this Plan is approved by the holders of a majority of the outstanding stock of the Corporation entitled to vote on the issue, which approval must occur within the twelve-month period after the Effective Date. In the event such approval is not forthcoming within the time specified, this Plan and any options granted pursuant to it shall be null and void.

     13.   Term of Plan

             No option shall be granted pursuant to the Plan more than 10 years after the Plan is approved by the Board of Directors of the Corporation, but options theretofore granted may extend beyond and be exercised after that date.


     Adopted by the Board of Directors on January 20, 1992 (2,500,000 shares reserved for issuance)
     Amended by the Board of Directors on January 26, 1993 (increase shares to 3,500,000 and allow for below-market grants)
     Approved by the stockholders on May 5, 1993
     Amended by the Board of Directors on October 19, 1994 (spin-off adjustments)
     Amended by the Board of Directors on January 30, 1996
        and approved by the stockholders on April 23, 1996 (increase shares to 4,500,000)
     Amended by the Board of Directors on March 1, 1996 (change name) Amended by the Board of Directors on April 23, 1996 (limit below-market grants to 10%)



     Amended by the Board of Directors on January 28, 1997
        and approved by the stockholders on April 29, 1997 (increase shares to 5,500,000)
     Amended by the Board of Directors on January 29, 1998 (accord termination and transferability provisions with 1999 Plan)